Exhibit 5.1
April 30, 2002


Implant Sciences Corporation
107 Audubon Road
Wakefield, Massachusetts 01880

Gentlemen:

     We are familiar with the Registration Statement on Form SB-2/A (the "Registration Statement") to which this opinion is an exhibit, to be filed by Implant Sciences Corporation, a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by security holders of the Company of a total of 145,349 shares (the "Common Shares") of the Company's common stock, $0.10 par value per share ("Common Stock"), and the proposed public offering of 94,674 shares of Common Stock issuable upon exercise of common stock purchase warrants (the "Warrant Shares").

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

          (1) the Articles of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

          (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Common Shares and Warrant Shares provided to us by the Company.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Common Shares and the Warrant Shares; (ii) that upon receipt of the warrant exercise price, and when certificates for the same have been duly executed and countersigned and delivered, the Warrant Shares will be legally issued, fully paid and non-assessable; and (iii) that the Common Shares are legally issued, fully paid and non-assessable.


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.


                                                     Very truly yours,

                                                     FOLEY, HOAG & ELIOT LLP


                                                     By:  /s/  David A. Broadwin
                                                          ----------------------
                                                          A Partner


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